                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        MAXIM INTEGRATED PRODUCTS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

          [ ]  Fee paid previously with preliminary materials:

          ---------------------------------------------------------------------


          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                        MAXIM INTEGRATED PRODUCTS, INC.
                             120 SAN GABRIEL DRIVE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 13, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxim Integrated Products, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices, 120 San Gabriel Drive, Sunnyvale, California 94086 on Thursday, November 13, 1997 at 11:00 a.m., Pacific Daylight Time, to consider and vote upon the following proposals:

          1. To elect five (5) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

          2. To ratify and approve the increase in the number of shares available under the Company's 1996 Stock Incentive Plan.

          3. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's capital stock.

          4. To approve a Bonus Plan for the Company's Executive Officers.

          5. To ratify the retention of Ernst & Young LLP as the Company's independent auditors for fiscal year ending June 30, 1998.

          6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on September 15, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          John F. Gifford
                                          President, Chief Executive Officer and
                                          Chairman of the Board

Sunnyvale, California
September 29, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                              "PRELIMINARY COPIES"

                        MAXIM INTEGRATED PRODUCTS, INC.
                             120 SAN GABRIEL DRIVE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 13, 1997

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Maxim Integrated Products, Inc., a Delaware corporation ("Maxim" or the "Company"), for use at its Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on November 13, 1997 at the Company's offices located at 120 San Gabriel Drive, Sunnyvale, California and at any adjournment or postponement of that meeting. The approximate mailing date for this Proxy Statement and the enclosed proxy is September 29, 1997. The proxy holders will vote all proxies in accordance with the instructions contained in the proxy, and if no choice is specified the proxy holders will vote in favor of the proposals set forth in the Notice of Meeting. Proxies will confer upon the proxy holders discretionary authority to vote upon matters which the Board does not know as of the date hereof are to be presented at the Annual Meeting and upon matters incident to the conduct of the meeting.

     The Board of Directors has fixed the close of business on September 15, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting. At that time, there were outstanding 64,276,009 shares of Common Stock. The presence of a majority of, or of these 32,138,005 shares of the Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the meeting and voting in person.

     Holders of Common Stock are entitled to one vote for each share held. In the election of directors, however, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held by such stockholder multiplied by the number of directors to be elected (five). If cumulative voting is requested at the meeting, stockholders' votes may be cast for a single candidate or distributed among any or all of the candidates. In the event of cumulative voting, proxy holders may distribute votes among the nominees in such manner as they deem advisable. Discretionary authority to cumulate votes is solicited by the Board.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted in determining whether a matter has been approved.

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, a private proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but any private proxy solicitation firm will be paid their customary fee by the Company, estimated to be $5,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 30, 1997 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers, directors and nominees as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                      BENEFICIAL OWNERSHIP(1)
                                                              ---------------------------------------
                      BENEFICIAL OWNER                        NUMBER OF SHARES       PERCENT OF TOTAL
------------------------------------------------------------  ----------------       ----------------
FMR Corp. ..................................................      7,997,980(2)             12.6%
Putnam Investments, Inc. ...................................      6,501,728(3)             10.2%
T. Rowe Price Associates, Inc. .............................      5,851,500(4)              9.2%
John F. Gifford.............................................      1,027,454(5)              1.6%
Ziya G. Boyacigiller........................................        300,001(6)            *
Michael J. Byrd.............................................         79,000(7)            *
James R. Bergman............................................         50,000(8)            *
Robert F. Graham............................................         45,000(8)            *
Kenneth J. Huening..........................................         37,626(7)            *
A.R. Frank Wazzan...........................................         27,200(9)            *
Frederick G. Beck...........................................         24,000(7)            *
B. Kipling Hagopian.........................................         13,912(9)            *
All executive officers and directors as a group
  (16 persons)..............................................      2,740,106(10)             4.2%

---------------

  *  Less than one percent

 (1) This table is based upon information supplied by officers, directors, nominees for director, principal stockholders and the Company's transfer agent, and contained in Schedules 13G filed with the SEC. Unless otherwise indicated, the address of each person or entity listed is Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 63,729,252 shares outstanding on June 30, 1997, adjusted as required by rules promulgated by the SEC.

 (2) FMR Corp. holds sole dispositive power over all shares shown, and sole voting power over 885,200 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The table is based upon information supplied in a Schedule 13G/A dated February 14, 1997.

 (3) Certain Putnam Investments, Inc. investment managers (together with their parent corporation, Putnam Investments, Inc. and its parent corporation, Marsh & McLennan Companies, Inc.) are considered beneficial owners of these shares which were acquired for certain of their advisory clients. Putnam Investments, Inc. holds shared dispositive power over all shares shown and shared voting power over 93,244 shares. The address of Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109. The address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, NY 10036. The table is based upon information supplied in a Schedule 13G dated February 4, 1997.

 (4) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. holds dispositive power over all the shares shown, and sole voting power over 470,450 shares. The address of
     T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore,

     MD 21202. The table is based upon information supplied in a Schedule 13G/A dated February 14, 1997.

 (5) Includes 496,969 shares subject to options exercisable within 60 days of June 30, 1997. Does not include shares held in trust for the benefit of Mr. Gifford's children.

 (6) Includes 200,001 shares subject to options exercisable within 60 days of June 30, 1997.

 (7) Represents shares subject to options exercisable within 60 days of June 30, 1997.

 (8) Includes 15,000 shares subject to options exercisable within 60 days of June 30, 1997.

 (9) Includes 5,000 shares subject to options exercisable within 60 days of June 30, 1997.

(10) Includes 1,714,395 shares subject to options exercisable within 60 days of June 30, 1997. Does not include shares held in trust for the benefit of Mr. Gifford's children.

     There is no family relationship between any of the directors, or between any of such directors and any of the Company's executive officers.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Action is to be taken at the Annual Meeting with respect to the election of directors to fill the five board positions presently authorized. Each director to be elected will hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Stock represented by the accompanying proxy will be voted for the election of the five nominees recommended by the Board of Directors, who are named in the following table, subject to discretionary power to cumulate votes, unless the proxy is marked in such a manner as to withhold authority so to vote. Except for B. Kipling Hagopian, all of the nominees were elected directors by a vote of the stockholders at the last Annual Meeting of Stockholders which was held on November 14, 1996. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. If any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stock represented by the accompanying proxy cannot be voted for a greater number of persons than the number of nominees (five).

     The following is information regarding the nominees, including information furnished by them as to their principal occupations for the preceding five-year period, certain directorships, and their ages as of September 29, 1997.

                                  NAME                        AGE     DIRECTOR SINCE
            ------------------------------------------------  ---     --------------
            James R. Bergman................................  55           1988
            John F. Gifford.................................  56           1983
            Robert F. Graham................................  68           1990
            B. Kipling Hagopian.............................  55           1997
            A. R. Frank Wazzan..............................  62           1990

     Mr. Bergman has been a general partner of DSV Associates since 1974 and a founder of DSV Partners, DSV Partners III and DSV Partners IV. These firms provide venture capital and management assistance to emerging companies, primarily in high technology. Since August 1996, Mr. Bergman has been a partner of Brantley Venture Management, L.P., the General Partner of Brantley Venture Partners, III, a private venture capital partnership. Since October, 1996 Mr. Bergman has served as Vice President of Brantley Capital Corporation, a publicly-held business development company traded on the Nasdaq SmallCap Market. He is also a director of Quad Systems Corporation and DeCrane Aircraft Holdings, Inc., both publicly held and traded on Nasdaq National Market.

     Mr. Gifford, a founder of the Company, has served as Maxim's President and Chief Executive Officer since its incorporation in April 1983.

     Mr. Graham was Chairman of the Board of Novellus Systems, Inc., a manufacturer of vapor deposition equipment for use in semiconductor fabrication, until his retirement in May of 1996. He was employed at Novellus since 1986.

     Mr. Hagopian was a founder of Brentwood Associates, a venture capital investment company, and has been a general partner of all of the funds started by Brentwood from inception in 1972 until 1989. He has been a Special Limited Partner of each of the three Brentwood funds started since then. Mr. Hagopian is also Chairman and President of Segue Productions, a feature film production company, and a partner of Apple Oaks Partners LLC, a private investment company which manages his own capital and the capital of one other individual. Mr. Hagopian served as a director of the Company from its founding through November 1989, and was appointed to fill a vacancy on the Board of Directors in March 1997.

     Dr. Wazzan is Dean of the School of Engineering and Applied Science, University of California, Los Angeles, a position he has held since 1987. He has been employed by UCLA since 1962.

                    FURTHER INFORMATION CONCERNING THE BOARD

     During the fiscal year ended June 30, 1997, the Board of Directors held four meetings. The Company has a standing Audit Committee, which met once during the fiscal year and a standing Compensation Committee, which met four times during the fiscal year. During the fiscal year ended June 30, 1997, all members of the Board attended all meetings of the Board and of the committees on which each served.

     The Audit Committee is comprised of Messrs. Bergman, Graham and Hagopian and Dr. Wazzan. Among the committee's functions are recommending engagement of the Company's independent auditors and meeting with such auditors to consider the scope and results of the annual audit, and to receive and consider the auditors' comments on internal controls, accounting staff and similar matters.

     The Compensation Committee is comprised of Messrs. Bergman, Graham and Hagopian and Dr. Wazzan. The Compensation Committee determines salaries and incentive compensation for the president and other executive officers, awards stock options to employees and consultants under the Company's stock option plans and performs such other functions regarding compensation as the Board may delegate.

     Nonemployee directors of the Company receive a $4,000 annual retainer and fees of $1,000 per meeting attended.

     Directors participate in the 1996 Stock Incentive Plan (the "1996 Plan") which authorizes the granting of incentive stock options and non-qualified stock options with respect to an aggregate of 7,250,000 shares of the Company's Common Stock (subject to adjustments provided therein).

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation for the Company's Chief Executive Officer at June 30, 1997 and the four most highly compensated executive officers other than the CEO who were serving as executive officers at June 30, 1997 for all services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 30, 1997, 1996 and 1995 is set forth below.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                     ANNUAL COMPENSATION        SECURITIES
                    NAME AND                        ----------------------      UNDERLYING
               PRINCIPAL POSITION          YEAR     SALARY($)     BONUS($)      OPTIONS(#)
        ---------------------------------  ----     ---------     --------     ------------
        John F. Gifford..................  1997     $ 264,023     $      *        400,000
          President, Chief                 1996       264,023      788,840             --
          Executive Officer and            1995       264,023      600,000             --
          Chairman of the Board
        Frederick G. Beck................  1997       170,000            *         35,000
          Vice President                   1996       170,000      234,810         40,000
                                           1995       170,000      147,763
        Michael J. Byrd..................  1997       170,000            *         50,000
          Vice President and               1996       170,000      164,221             --
          Chief Financial Officer          1995       170,000      139,362             --
        Ziya G. Boyacigiller.............  1997       167,000            *         40,000
          Vice President                   1996       152,000      233,390             --
                                           1995       141,950       30,500         40,000
        Kenneth J. Huening...............  1997       150,000            *         70,000
          Vice President                   1996       136,000      194,999             --
                                           1995       122,500      160,994             --

---------------

* The Company has accrued $3,943,000 for executive officer performance bonuses relating to fiscal 1997. The Company has not yet determined and the Compensation Committee has not yet approved the specific bonus amounts for the executive officers. However, it has set a range of up to $2,000,000 for the Company's chief executive officer and up to $500,000 for a vice president.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The Board of Directors currently has authority to grant stock options to employees under the 1996 Plan. The following three tables set forth certain information regarding stock options granted to, exercised by and owned by the executive officers named in the foregoing Summary Compensation Table during fiscal 1997.

                 OPTION GRANTS ATTRIBUTABLE TO FISCAL YEAR 1996
                           ISSUED IN FISCAL YEAR 1997

                                                                                          POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                            VALUE AT
                                -------------------------------------------------------    ASSUMED ANNUAL RATE
                                NUMBER OF       PERCENT OF                                   OF STOCK PRICE
                                SECURITIES     TOTAL OPTIONS                                APPRECIATION FOR
                                UNDERLYING      GRANTED TO     EXERCISE OR                   OPTION TERM (1)
                                 OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
             NAME                GRANTED        FISCAL YEAR      ($/SH)       DATE (2)      5%($)      10%($)
------------------------------  ----------     -------------   -----------   ----------   ---------   ---------
John F. Gifford...............    200,000(3)        4.69%         29.875       8/16/06    3,757,645   9,522,611
Ziya G. Boyacigiller..........     20,000(4)         .47          29.875       8/16/06      375,765     952,261
Michael J. Byrd...............     10,000(3)         .23          29.875       8/16/06      187,882     476,131
Kenneth J. Huening............     30,000(3)         .70          29.875       8/16/06      563,647   1,428,392

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will benefit all stockholders commensurately.

(2) The options were granted for a term of ten years, but are subject to earlier termination under certain circumstances relating to termination of employment or a change of control of the Company. Options may be repriced under certain limited circumstances.

(3) The options were granted on 8/16/96 and will become exercisable on a quarterly basis during the year ending July 1, 2000.

(4) The options were granted on 8/16/96 and will become exercisable on a quarterly basis during the year ending July 1, 2001.

                 OPTION GRANTS ATTRIBUTABLE TO FISCAL YEAR 1997
                           ISSUED IN FISCAL YEAR 1997

                                                                                          POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                             VALUE AT
                               -------------------------------------------------------    ASSUMED ANNUAL RATE
                               NUMBER OF       PERCENT OF                                    OF STOCK PRICE
                               SECURITIES     TOTAL OPTIONS                                 APPRECIATION FOR
                               UNDERLYING      GRANTED TO     EXERCISE OR                   OPTION TERM (1)
                                OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------
            NAME                GRANTED        FISCAL YEAR      ($/SH)       DATE (2)      5%($)       10%($)
-----------------------------  ----------     -------------   -----------   ----------   ---------   ----------
John F. Gifford..............    200,000(3)        4.69%          38.00      11/19/06    4,779,599   12,112,443
Frederick G. Beck............     35,000(3)         .82           38.00      11/19/06      836,430    2,119,677
Ziya G. Boyacigiller.........     20,000(3)         .47           38.00      11/19/06      477,960    1,211,244
Michael J. Byrd..............     40,000(3)         .94           38.00      11/19/06      955,920    2,422,489
Kenneth J. Huening...........     40,000(3)         .94           38.00      11/19/06      955,920    2,422,489

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will benefit all stockholders commensurately.

(2) The options were granted for a term of ten years, but are subject to earlier termination under certain circumstances relating to termination of employment or a change of control of the Company. Options may be repriced under certain limited circumstances.

(3) The options were granted on 11/19/96 and will become exercisable on a quarterly basis during the year ending July 1, 2001.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                        AND JUNE 30, 1997 OPTION VALUES

                                                                  NUMBER OF
                                                                 SECURITIES                     VALUE OF
                                                                 UNDERLYING                    UNEXERCISED
                                                                 UNEXERCISED                  IN-THE-MONEY
                               SHARES                            OPTIONS AT                    OPTIONS AT
                              ACQUIRED                          JUNE 30, 1997              JUNE 30, 1997($)(1)
                                 ON           VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -----------   -----------   -----------   -------------   -----------   -------------
John F. Gifford............    286,373      9,808,298      426,969        990,000       21,454,826     36,462,031
Frederick G. Beck..........     36,000      1,368,500       12,000        183,000          540,000      6,460,625
Ziya G. Boyacigiller.......     28,666      1,414,948      191,000        181,000       10,183,732      6,957,156
Michael J. Byrd............     35,000      1,031,000       58,000        227,000        2,590,875      8,932,625
Kenneth H. Huening.........     51,000      1,976,951       23,626        204,000        1,194,977      7,763,625

---------------

(1) Based on a price per share of $56.875, which was the price of a share of Common Stock on the Nasdaq National Market at the close of business on June 30, 1997.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Beck, Byrd, Boyacigiller, and Huening. The agreements do not grant the executive officers any right to be retained by the Company, and the Company may terminate employment of each executive officer either with or without cause. In the event of termination of employment by the Company with or without cause, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits) immediately cease to accrue. However, in the event of termination of employment by the Company without cause, severance payments are to be made in accordance with the Company's normal policy or as mutually agreed between the Company and the executive officer.

     If the executive officer terminates his full-time employment with the Company and his written notice of termination provides that he is willing to act as a consultant to the Company, the Company will make health insurance coverage available to the executive officer and his family. The terms of the consultancy, unless otherwise agreed, will provide for part-time consulting (up to one day per month) and annual compensation equal to at least 5% of the executive officer's base salary at the time of termination. Health insurance coverage means coverage under any group health plan the Company maintains for its employees.

     During the ten-year period following the notice of termination, the executive officer pays the same amount for health coverage as a similarly situated full-time employee is required to pay for coverage under the Company's group health plan. After the ten-year period, the executive officer pays the Company's cost of the coverage. In the event of the executive officer's death while receiving health insurance coverage, the executive officer's spouse is eligible for health insurance coverage until her death so long as she pays for the coverage in an amount equal to the cost for an employee with identical coverage. In the event the executive officer becomes disabled while receiving health insurance coverage, he is deemed to be a consultant to the Company during the disability.

     Mr. Gifford entered into an employment agreement with the Company in 1987, which was amended and restated in February 1994. The agreement provides that Mr. Gifford shall propose annually the amount of his bonus to the Board of Directors, which shall reflect the Company's achievements and profitability for the preceding year, and shall be reflective of the accomplishments of the management group as a whole. The Board of Directors, in its discretion, shall approve or modify such proposed bonus; provided that any bonus awarded shall not be less than the bonus paid to any officer. Such bonus provisions would be superseded by an arrangement adopted by the Compensation Committee if Proposal 4 described below is approved by the stockholders. The employment agreement provides vesting for 100% of the unvested portion of his stock options either upon Mr. Gifford's death or upon his disability, which results in his termination of employment, while employed by the Company. The employment agreement also provides that in the event Mr. Gifford becomes disabled while employed by the Company, as long as Mr. Gifford remains disabled, the Company will provide for continuation of his base salary (offset by any earnings) for life through insurance or direct payment, or both. In addition, if Mr. Gifford's employment with the Company is terminated due to disability, the Company will provide to Mr. Gifford the post-employment health insurance coverage on the same terms as the other officers described above. In addition, in the event Mr. Gifford's employment is terminated without cause as defined in the agreement, the Company will retain Mr. Gifford as a consultant and Mr. Gifford agrees to remain available to the Company as a consultant for a period of either (i) one
(1) year in the event that his employment is terminated with justification as defined in the agreement or (ii) two (2) years if his employment is terminated without justification as defined in the agreement. During the period that Mr. Gifford serves as a consultant to the Company, he shall not be required to devote more than two (2) days a week to such consulting activities. During the period of Mr. Gifford's retention as a consultant, he shall be entitled to full pay, which is defined as his average annual total compensation (salary plus bonus) received during the previous two years, normal employee benefits, and his stock options and shares of restricted stock shall continue to vest. In addition, if Mr. Gifford's employment is terminated without cause or justification, the vesting of his stock options and shares of restricted stock shall be immediately accelerated so that the options and stock that would otherwise have vested over the two (2) year period commencing two (2) years after the date of termination shall become immediately exercisable. Thus, if his termination is without cause or justification, Mr. Gifford will vest a total of four (4) years of options and restricted stock, two (2) years tied to continuing consulting retention and two (2) years by acceleration of vesting that would otherwise have occurred if he had remained employed for the third and fourth years after the date of his termination. The employment agreement also provides that upon a "change of control" of the Company, as such term is defined in his employment agreement, 50% of his unvested stock and options shall become fully vested on the date of the sale or merger. The remainder of the stock and options shall become fully vested within one year of the sale or merger provided that Mr. Gifford is willing (whether or not he is actually requested to do so) to remain as CEO for the remaining vesting period of his options up to a maximum of one year. The employment agreement provides Mr. Gifford fringe benefits substantially equal to other officers. If Mr. Gifford terminates his full-time employment with the Company and his written notice of termination provides that he is willing to act as a consultant to the Company, the Company will provide to Mr. Gifford the post employment health insurance coverage on the substantially same terms as the other officers described above.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors reviews and approves cash and equity compensation for the Company's chief executive officer and other executive officers. Cash compensation is comprised of a salary and bonus, and equity compensation has been comprised of stock options.

     The level of compensation is related to both corporate and individual performance. Corporate performance is judged based upon results in the current year, but more importantly on the Company's performance over the longer term. Individual performance is measured based upon particular responsibilities of each function, performance to specified goals and general management skills.

     Salary. The Compensation Committee meets at least annually to review and approve each executive officer's salary for the ensuing fiscal year. The base salary component of compensation is intended to reward an executive officer for normal levels of performance, as opposed to the bonus component which is intended to compensate for performance exceeding expected levels. When reviewing base salaries, the Compensation Committee considers the following factors: individual performance, corporate performance (such as that described below under CEO Compensation), levels of responsibility and prior experience. The Compensation Committee also reviews published information regarding the compensation of executive officers at companies comparable to Maxim to determine that the Company's compensation is both competitive and reasonable, but does not attempt to set compensation within any particular range or level by comparison with the compensation reviewed.

     Bonus. Based upon the quality of corporate performance over time, the Compensation Committee annually approves a maximum bonus pool for the CEO and other executive officers of a percentage of profit before tax for the applicable fiscal year. The actual cash bonus for each individual executive officer, aside from the CEO (discussed below), is then determined by first setting a maximum bonus for each officer position based upon perfect performance of that position and the total bonus pool available, and then considering the individual performance of the executive officer involved. Although executive officer bonuses for fiscal 1997 have not yet been determined, the Compensation Committee has set a range of up to $500,000 for any executive officer (other than the CEO). If proposal 4 described below is approved by the stockholders, the executive officer's bonuses beginning in fiscal 1998 will be determined pursuant to an arrangement adopted by the Compensation Committee in September 1997.

     Stock Options. Given the Company's limited resources and commitment to the bottom line, the Company believes it cannot rely solely on cash compensation to compete for and to provide incentives to its employees. Stock options are, therefore, used by the Company to provide long-term incentives to executive officers. The Company has attempted for a number of years to provide for each executive officer, and for most other employees who participate in the Company's stock option program, a number of shares subject to option that will vest over a continuous period of usually four to five years into the future. To accomplish this the Company has added one to two years of unvested options every one to three years. The number of options per

---------------

  1This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

officer is determined by an assessment principally of the significance of the function performed by the officer and also of the officer's individual past, current and expected future contribution to the success of the Company.

     CEO Compensation. Under the terms of Mr. Gifford's Employment Agreement, his annual bonus "shall reflect the Company's achievements and profitability for the preceding year, and shall be reflective of the accomplishments of the management group as a whole." Although Mr. Gifford's bonus for fiscal 1997 has not yet been determined, the Compensation Committee has set a range of up to $2,000,000 for Mr. Gifford. If Proposal 4 described below is approved by the stockholders, Mr. Gifford's bonus beginning in fiscal 1998 will be determined pursuant to an arrangement adopted by the Compensation Committee in September 1997.

     Section 162(m). Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the chief executive officer and the four other most highly paid executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The Board has determined that stock options shall be treated as "performance-based compensation." The Company's stockholders previously approved the option plans, which would generally allow any compensation recognized by an executive officer named in the Summary Compensation Table as a result of the grant of such a stock option to be deductible by the Company.

                                          COMPENSATION COMMITTEE
                                          Robert F. Graham
                                          James R. Bergman
                                          B. Kipling Hagopian
                                          A.R. Frank Wazzan

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                              CERTAIN TRANSACTIONS

     The Company has had no reportable transactions since the beginning of fiscal year 1997.

                               PERFORMANCE GRAPH

     The following chart shows the value of an investment of $100 on June 30, 1992 in cash of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Composite Index and (iii) the Nasdaq Electronic Components Stock Index. All values assume reinvestment of the full amount of all dividends and are calculated as of June 30 of each year.(1)

        Measurement Period           Maxim Integrated    Nasdaq Electronic     Nasdaq Stock
      (Fiscal Year Covered)           Products, Inc.        Components         Market (U.S.)
1992                                               100                 100                 100
1993                                               163                 172                 126
1994                                               248                 190                 127
1995                                               486                 391                 169
1996                                               520                 414                 218
1997                                              1083                 679                 265

---------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   PROPOSAL 2

                   RATIFICATION AND APPROVAL OF THE INCREASE
                  IN THE NUMBER OF SHARES AVAILABLE UNDER THE
                           1996 STOCK INCENTIVE PLAN

     The Company's stockholders are being asked to act upon a proposal to ratify and approve the action of the Board of Directors amending the 1996 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock issuable under the 1996 Plan by 3,750,000 shares (the "Increase"). Ratification of the Increase requires the approval of a majority of the shares represented in person or by proxy and voting at the Annual Meeting.

     A general description of the principal terms of the 1996 Plan, the Increase approved by the Board of Directors, and the purpose of such Increase are set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 2. The Board of Directors recommends a vote FOR this proposal.

     The 1996 Plan was adopted by the Board of Directors on August 16, 1996 and approved by the stockholders on November 14, 1996.

     The Company has determined that substantial equity participation for employees is critically important to creating an organization to which talented employees will be attracted, retained and motivated for very long periods of time and the option plans are designed to contribute toward this goal.

     As of June 30, 1997, 22,580,340 stock options remain outstanding from all of the Company's option plans, of which 8,108,881 options were vested and exercisable while the remaining 14,471,459 options vest over the next ten years as follows:

YEAR ENDING JUNE 30,     NUMBER OF OPTIONS TO VEST
--------------------     -------------------------
1998........                      3,971,007
1999........                      3,562,708
2000........                      3,204,663
2001........                      2,403,441
2002........                        852,266
2003........                        367,172
2004........                         67,524
2005........                         36,674
2006........                          3,504
2007........                          2,500
                                 14,471,459

     The principal purposes for the Increase are to provide for option grants for recruiting employees by offering a means by which their creativity and dedicated efforts will allow them to participate in the increased stockholder value; and for grants to existing employees generally for periods vesting beyond 2001, by adding option grants at the end of an employee's current vesting period. The Board of Directors believes that the attraction and retention of highly qualified personnel are essential to the Company's continued growth and success and that an incentive plan such as the 1996 Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of the Increase, no additional shares are available for future option grants under the 1996 Plan, except to the extent that shares become available upon termination or cancellation of outstanding options. For these reasons, the Board of Directors has approved an amendment to the 1996 Plan to increase the number of shares of Common Stock available for option grants thereunder by 3,750,000 to an aggregate of 7,250,000 shares. The specific individuals and classes of individuals who are to receive grants pursuant to the Increase, and the specific amounts of such grants, have not yet been determined and are not currently determinable. All outstanding options granted under such increase prior to obtaining stockholder approval will remain valid regardless of whether stockholder approval of the Increase is obtained.

THE MATERIAL FEATURES OF THE 1996 PLAN ARE AS FOLLOWS:

  Purpose

     The purpose of the 1996 Plan is to increase stockholder value, which is accomplished largely as a result of the Company's successful, on-going stock option programs in which 976 salaried employees (96% of all salaried employees) currently participate. The Company believes that Maxim's long-term commitment to employee ownership of Maxim stock has significantly contributed to limiting turnover among employees. The Company also strongly believes that the employee ownership of Maxim is largely responsible for Maxim's consistent and impressive growth.

     The 1996 Plan originally authorized the granting of incentive stock options and non-qualified stock options (the "Options") with respect to an aggregate of 3,500,000 shares of the Company's Common Stock and has been amended by the Board of Directors to authorize the granting of options with respect to an additional 3,750,000 shares. The 1996 Plan replaced the Company's 1987 Supplemental Stock Option Plan which expired on June 1, 1997, and the Company's Incentive Stock Option Plan and Supplemental Nonemployee Stock Option Plan which will both expire on August 12, 2002 (the 1987 Supplemental Stock Option Plan, Incentive Stock Option Plan and Supplemental Nonemployee Stock Option Plan are collectively referred to as the "Option Plans"). Any shares or options returned to the Option Plans will increase the number of shares available for Options under the 1996 Plan. At June 30, 1997, the 3,814,452 shares available for grant under the 1996 Plan equalled approximately 4.4% of the Company's common and common equivalent shares. The closing price of the Company's Common Stock on the Nasdaq National Market on September 15, 1997 was $70 3/8.

     The Common Stock covered by the 1996 Plan may be either authorized but unissued shares or treasury shares. If there is a lapse, expiration, termination or cancellation of any Option granted under the 1996 Plan without the issuance of shares or payment of cash thereunder, or if shares are issued under any Option under the 1996 Plan and thereafter are reacquired at their original purchase price by the Company pursuant to rights reserved upon the issuance thereof, or pursuant to the payment of the purchase price of shares under options by delivery of other Common Stock of the Company, the shares subject to or reserved for such Option, or so reacquired, may again be used for new Options under the 1996 Plan. However, the Common Stock issued under the 1996 Plan that is not reacquired by the Company pursuant to rights reserved upon the issuance thereof or pursuant to payment of the purchase price of shares under options by delivery of other Common Stock of the Company may not exceed the total number of shares reserved for issuance under the 1996 Plan.

     The following summary of certain provisions of the 1996 Plan is qualified in its entirety by reference to the 1996 Plan, a copy of which has been filed electronically with the Securities and Exchange Commission as an appendix to the Company's 1996 Proxy Statement.

  Administration

     The 1996 Plan provides that grants of Options and other determinations under the 1996 Plan shall be made by (i) the Board of Directors or (ii) a Committee designated by the Board (the "Administrator") which, in case of grants of Options to employees who are officers or directors of the Company, is constituted in a manner to permit the grants and related transactions under the 1996 Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 of the Securities Exchange Commission and which, in the case of grants to "covered employees," is intended to constitute "performance-based compensation" is made up solely of two or more "outside directors" as such terms are defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Performance Based Compensation

     Section 162(m) of the Code limits to $1 million annually the deduction a public corporation may claim for compensation paid to any of its top five executive officers, except in limited circumstances. One such exception is for "performance based compensation," which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only (1) if the goals are determined by a compensation committee of the Board of Directors comprised of two or more outside directors, (2) the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, and (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied.

     Internal Revenue Service regulations provide that compensation attributable to a stock option will be deemed to satisfy the requirement that performance goals be pre-established if the grant of the Option is made by the compensation committee; the plan under which the Option is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the Option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant.

     The 1996 Plan includes features intended to permit the Administrator to grant Options to employees that will qualify as performance-based compensation. The 1996 Plan limits the number of shares with respect to which incentive stock options and non-qualified stock options may be granted in any one fiscal year of the Company to any one participant to 3,000,000 shares.

  Eligibility

     Selected employees, directors, consultants, advisors, independent contractors, vendors, customers and others having a past, current or prospective business relationship with the Company and any parent or subsidiaries will be eligible to receive Options under the 1996 Plan. Options may be granted to eligible persons residing in foreign jurisdictions under additional terms and conditions to accommodate local laws and to provide such eligible persons favorable treatment under local laws, provided that no such terms are inconsistent with the 1996 Plan.

  Duration

     The 1996 Plan will continue in effect until terminated by the Board of Directors, except that no Option may be granted more that ten years after the date of adoption of the 1996 Plan by the Board of Directors.

  Adjustments

     The 1996 Plan provides for adjustment in the number of shares reserved and in the shares covered by each outstanding Option in the event of a stock dividend or stock split and may provide in the Administrator's discretion for vesting of Options and removal of restrictions on Options in the event of certain corporate transactions, including a change of ownership or control of the Company. Generally, a change in control will occur for purposes of the 1996 Plan in the event of the acquisition by any person of beneficial ownership of 50% or more of the Company's voting stock, other than an acquisition directly from the Company or as part of a business combination approved by the Board of Directors.

  Options

     The 1996 Plan provides that the purchase price of any incentive stock option shall be at least 100% of the fair market value of the Common Stock at the time the option is granted. The 1996 Plan further provides that the purchase price of any non-qualified stock option shall be not less that 85% of fair market value at the time the option is granted, provided that the exercise price may be less than 100% of fair market value only if the Administrator determines in writing in good faith that (i) such grants are made infrequently, (ii) there is a good business reason for the grant that outweighs the normal presumption of per share exercise price of not less than one hundred percent of the fair market value per share on the date of grant, and (iii) the aggregate number of shares subject to such option does not exceed 5% of the 3,500,000 shares identified in the 1996 Plan. The 1996 Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options may become exercisable for the first time by any individual during any calendar year may not exceed $100,000. The Administrator may provide for the payment of the purchase price in cash, by delivery of other Common Stock of the Company having a market value equal to the purchase price of such shares, or by any other method, such as delivery of promissory notes. A participant may pay the purchase price by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds to pay the purchase price.

     The Administrator may permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with the exercise of a non-qualified stock option by having the Company withhold shares or by delivering shares received in connection with the Option or previously acquired, having a fair market value approximating the amount to be withheld.

     The period of any Option will be ten years from the date it is granted, except that the period for Options granted to non-employee directors shall be five years. Options are exercisable for a period of 90 days after termination or retirement, 547 days after termination due to death, or 365 days after termination due to disability.

  Amendments and Discontinuance

     The Plan is subject to amendment or termination by the Board of Directors without stockholder approval as deemed in the best interests of the Company. However, no such amendment shall, without the consent of the holder, reduce the amount of any Option or adversely change the terms and conditions thereof.

     The terms and conditions applicable to any Options granted and outstanding may at any time be amended, modified, or canceled by mutual agreement between the Administrator and the participant so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 1996 Plan. In addition, options granted under the Option Plans may only be repriced by the Board or the Compensation Committee under the following limited conditions: (i) the number of options subject to repricing in any 12 month period may not exceed 5% of the aggregate pool of shares reserved for issuance under the 1996 Plan and the Company's 1987 Employee Stock Participation Plan, and (ii) repricing should occur only infrequently and must not be solely due to poor operating performance by the Company.

  Federal Income Tax Consequences

     In fiscal 1997, exercises of employee stock options resulted in over $52.4 million of cash savings as a result of tax deductions for the Company and in $31.2 million of cash to the Company from stock option exercises, for total cash generated of over $83.6 million, a significant contribution to the strength of the Company's balance sheet and a material reduction to any dilutive effect of such programs. Approximately $80.7 million of the proceeds have been used to repurchase 1,940,500 shares on the open market, reducing the dilutive effect of the option program. The Company plans to continue repurchasing its common stock.

     Under existing law and regulations, the grant of non-qualified stock options will not result in income taxable to the employee or provide a deduction to the Company. However, the exercise of a non-qualified stock option results in taxable income to the holder, and the Company is entitled to a corresponding deduction. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the difference between the fair market value of the shares purchased and the exercise price.

     No income is recognized by an optionee when an incentive stock option is granted or exercised. If the holder holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from date of receipt of the optioned stock, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction will be allowed to the Company. If the holding period requirements are not satisfied, the employee will recognize ordinary income at the time of disposition equal to the lessor of (i) the gain realized on the disposition, or (ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disposition not reflected above will be long-term or short-term capital gain, depending upon the length of time the shares are held. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

     The foregoing discussion is not a complete description of the federal income tax aspects of Options under the 1996 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any Options. Participants in the 1996 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 3

                   AMENDMENT OF CERTIFICATE OF INCORPORATION
           TO AUTHORIZE 120 MILLION ADDITIONAL SHARES OF COMMON STOCK

     The Board of Directors believes the current capital structure does not provide sufficient flexibility for the potential future needs of the Company. Therefore, the Board has unanimously approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 120,000,000 to 240,000,000. The Board of Directors recommends such amendment to the Company's stockholders for adoption. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. At June 30, 1997, 63,729,252 shares were issued and outstanding, 22,580,340 shares were subject to outstanding options, 3,814,452 shares were available for future issuance pursuant to all of the Company's stock option plans and 600,000 shares were issuable upon exercise of a warrant granted to Tektronix Inc. in connection with the acquisition of the Tektronix integrated circuit operations, leaving a balance of 29,275,956 authorized shares.

     Authorization of an additional 120,000,000 shares of the Company's Common Stock will give the Board of Directors the express authority, without further action of the stockholders, to issue such shares of Common Stock from time to time as the Board deems necessary. The Board of Directors believes it is desirable to have the ability to issue such additional Common Stock for general corporate purposes. The proposed increase in the number of authorized shares would provide the Company with the flexibility to effect a stock split should it choose to do so in the future and could also be used for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. The additional Common Stock would be available for issuance by the Board of Directors without further action by the stockholders, unless such action were specifically required by applicable law or the rules of any stock exchange on which the Company's securities may then be traded. The Nasdaq National Market, on which the issued shares of the Company's Common Stock are currently included for quotation, requires stockholder approval as a prerequisite to continued inclusion of the shares in several situations, including acquisition transactions in which the issuance of additional shares could result in an increase in the number of shares of capital stock outstanding by 20 percent or more.

     Although at present the Board of Directors has not made a determination to issue the additional shares of Common Stock, it is considering, and may approve in the near future, a stock dividend that would be substantially equivalent to a stock split. The Board is considering this action in order to improve the liquidity of the Company's stock for the benefit of the stockholders.

     The additional Common Stock authorized by approval of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the additional Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, including dilution of the equity interests of existing stockholders or reduction of the voting power of existing stockholders.

     Adoption of the amendment to the Company's Certificate of Incorporation to authorize additional shares of Common Stock requires the approval of a majority of the shares outstanding. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 3. The Board of Directors recommends a vote FOR this proposal.

                                   PROPOSAL 4

             APPROVAL OF THE EXECUTIVE OFFICERS' BONUS ARRANGEMENTS

     The Compensation Committee of the Board of Directors adopted bonus arrangements for the Company's Executive Officers (the "Bonus Plan"). Stockholders are being asked to consider and approve the Bonus Plan. Section 162(m) of the Internal Revenue Code limits the federal income tax deduction that the Company may take for compensation paid to "Covered Employees," unless certain requirements are satisfied. For any given year, "Covered Employees" are the Company's Chief Executive Officer and its four other most highly compensated officers for that year, as determined under Securities and Exchange Commission executive compensation disclosure rules. Section 162(m) places a $1,000,000 per year limit on the deduction that may be taken for compensation paid to any Covered Employee unless the compensation is based on the attainment of objective performance goals established in advance by a committee of two or more outside directors and the material terms of the performance goal under which the compensation is to be paid are disclosed to and approved by the Company's stockholders. The Bonus Plan is intended to preserve the deductibility of incentive compensation paid to the Company's executive officers.

     Under the Bonus Plan, a bonus pool will be created up to a maximum of 3% of the Company's pre-tax earnings, with the specific amount of the pool determined by equal weighting of two performance criteria: (a) the rate of growth in the Company's earnings per share and (b) the increase in the market price of its stock. The bonus pool will be based on the Company's actual achievement related to these objective performance criteria versus a target growth of 30% per year. From this pool, each executive officer will receive a bonus in respect of each fiscal year, in an amount to be determined by the Compensation Committee based on the same objective performance criteria. Notwithstanding the maximum bonus that may be determined by the performance of the Company, the maximum bonus that may be paid in any fiscal year to the Chief Executive Officer is $2 million and to any other executive officer is $1 million. After the end of each fiscal year, the compensation Committee is to determine and certify the company's performance as compared to the criteria set for that fiscal year, and to determine the amount of each executive officer's bonus for such year. The Compensation Committee reserves the right to pay any executive officer less than the maximum bonus determined under the objective performance criteria.

EFFECT OF STOCKHOLDER APPROVAL

     If approved by the stockholders, the Bonus Plan will be effective as of the beginning of fiscal year 1998 and awards paid under the Bonus Plan will be exempt from the deduction limitation of Section 162(m). It would be necessary for the stockholders to approve the material terms of the Bonus Plan at their annual meeting held in 2002 for awards paid under the Bonus Plan thereafter to be exempt from the deductions limitation of Section 162(m).

     Approval of the Bonus Plan requires the approval of a majority of the shares of Common Stock present or represented in person or by proxy and voting at the Annual Meeting. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 4. The Board of Directors recommends a vote FOR this proposal.

     IF THE STOCKHOLDERS FAIL TO APPROVE THE BONUS PLAN, THE COMPENSATION COMMITTEE WOULD MEET THEREAFTER AND DETERMINE AN APPROPRIATE LEVEL OF COMPENSATION FOR THE EXECUTIVE OFFICERS. THE COMPENSATION COMMITTEE MAY ADOPT THE SAME TYPES OF CRITERIA OR FORMULAS FOR BONUSES AS PROPOSED HEREIN, ALTHOUGH THE COMPANY HAS MADE NO COMMITMENT TO DO SO. BONUSES PAID PURSUANT TO SUCH CRITERIA OR FORMULAS WOULD BE SUBJECT TO THE DEDUCTION LIMITATION OF SECTION 162(m). THERE CAN BE NO ASSURANCES THAT THE COMPENSATION COMMITTEE WOULD NOT ADOPT THE SAME TYPES OF CRITERIA OR FORMULAS FOR BONUSES OR THAT THE BONUSES WOULD NOT BE PAID IN SIMILAR OR GREATER AMOUNTS PURSUANT TO ANY SUCH CRITERIA OR FORMULAS IF STOCKHOLDERS DO NOT APPROVE THE BONUS PLAN.

                                   PROPOSAL 5

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending June 30, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting. The Board of Directors recommends a vote FOR this proposal.

                                 OTHER MATTERS

     The Board of Directors does not know of other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

                  STOCKHOLDER PROPOSALS -- 1998 ANNUAL MEETING

     Proposals of stockholders which are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than May 25, 1998 in order to be included in the proxy statement and proxy relating to that meeting.

                                          John F. Gifford
                                          President, Chief Executive Officer and
                                          Chairman of the Board

September 29, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

PROXY

                        MAXIM INTEGRATED PRODUCTS, INC.
                             120 San Gabriel Drive
                              Sunnyvale, CA 94086

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING ON NOVEMBER 13, 1997.

        The undersigned hereby appoints John F. Gifford and Michael J. Byrd, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Maxim Integrated Products, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Maxim Integrated Products, Inc. to be held on November 13, 1997 at 11:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as described in the proxy statement as to any and all other matters that may properly come before the meeting or any adjournment or postponement thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

        THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                        Please mark
                                                        your choice
                                                        like this in blue  [X]
                                                        or black ink.

ALL MATTERS ARE PROPOSED BY MAXIM INTEGRATED PRODUCTS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

1. Election of Directors
   Nominees: JAMES R. BERGMAN  JOHN F. GIFFORD         FOR        WITHHELD
             ROBERT F. GRAHAM  B. KIPLING HAGOPIAN     [ ]          [ ]
             A.R. FRANK WAZZAN

   FOR, except vote withheld from the following nominees(s):

   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------
                                                          FOR  WITHHELD  ABSTAIN

2. To ratify and approve the increase in the number of   [ ]    [ ]       [ ]
   shares available under the Company's 1996 Stock
   Incentive Plan.


3. To approve an amendment to the Company's Certificate   FOR  WITHHELD  ABSTAIN
   of Incorporation in order to increase the authorized
   number of shares of the Company's Common Stock.        [ ]    [ ]       [ ]

4. To approve a Bonus Plan for the Company's              FOR  WITHHELD  ABSTAIN
   Executive Officers.
                                                          [ ]    [ ]       [ ]

5. To ratify and approve the retention of Ernst & Young   FOR  WITHHELD  ABSTAIN
   LLP as the Company's independent auditors for fiscal
   1998.                                                  [ ]    [ ]       [ ]

MARK HERE FOR
ADDRESS CHANGE       [ ]
AND NOTE AT RIGHT

                                        Shares represented by this proxy will
                                        be voted as directed by the stockholder.
                                        IF NO SUCH DIRECTIONS ARE INDICATED,
                                        THE PROXIES WILL HAVE AUTHORITY TO VOTE
                                        FOR THE ELECTION OF ALL DIRECTORS, AND
                                        FOR ITEMS 2, 3, 4 AND 5.

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        REPLY ENVELOPE.

Signature(s)________________________________________________Date_______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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                             -FOLD AND DETACH HERE-